Exhibit 5
Sally Samuel                               250 W. Pratt Street
Counsel                                    23rd Floor
                                           Baltimore, Maryland 21201-2437
                                           410-783-3082
                                           410-783-3079 fax


February 11, 2002



Baltimore Gas and Electric Company
c/o E. Follin Smith
39 W. Lexington Street
Baltimore, MD 21201

Dear Sirs and Madam:

         This opinion is provided in connection with the registration statement (the "Registration Statement") being filed by Baltimore Gas and Electric Company ("BGE") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, regarding the proposed issuance of $300,000,000 principal amount of 5.25% Note due December 15, 2006 in exchange for outstanding 5.25% Note due December 15, 2006 (the "Notes").

          I am a Counsel of Constellation Energy Group, Inc. a Maryland orporation, and a member of the Corporate Unit in its Legal Department. Constellation Energy Group, Inc. is the sole common shareholder of BGE. I am acting as BGE's counsel in regard to this transaction. In connection with this opinion, I have considered, among other things (1) the Charter of BGE as restated as of August 16, 1996; (2) the By-Laws of BGE as amended as of October 16, 1998; (3) the corporate proceedings for the approval and issuance of the Notes; (4) the Purchase Agreement dated December 4, 2001 between BGE and Lehman Brothers Inc. for itself and on behalf of Banc of America Securities LLC, BNY Capital Markets, Inc., Salomon Smith Barney Inc., Scotia Capital (USA) Inc. and SunTrust Capital Markets, Inc. (the "Agreement"); (5) the Registration Rights Agreement dated December 11, 2001 between BGE and Lehman Brothers Inc. for itself and on behalf of Banc of America Securities LLC, BNY Capital Markets, Inc., Salomon Smith Barney Inc., Scotia Capital (USA) Inc. and SunTrust Capital Markets, Inc. (the "Registration Rights Agreement"); (6) the Indenture, dated as of July 1, 1985, as supplemented by Supplemental Indentures dated as of October 1, 1987 and January 26, 1993 (collectively, the "Indenture") by and between BGE and The Bank of New York (successor to Mercantile-Safe Deposit and Trust Company), as Trustee (the "Trustee"), under which BGE is issuing the Notes; (7) the Registration Statement; and (8) such other documents, transactions, and matters of law as I deemed necessary in order to render this opinion.

         This opinion is subject to: (1) the Registration Statement becoming effective under the Securities Act of 1933; (2) the proper execution, authentication, and delivery of the Notes upon receipt of the outstanding notes to be exchanged for the Notes; and (3) the qualification of the Indenture under the Trust Indenture Act of 1939.

         It is my opinion that when there has been compliance with the Securities Act of 1933 and the applicable state securities laws, the Notes, when issued and delivered pursuant to the Agreement and Registration Rights Agreement, will constitute legally issued and binding obligations of BGE.

         The opinion expressed herein concerns only the effect of the law (excluding the principles of conflicts of law) of the State of Maryland and the United States of America as currently in effect.

         This opinion is provided solely for your benefit and may not be relied upon by, or quoted to, any other person or entity, in whole or in part, without my prior written consent.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I am the attorney referred to in the Registration Statement and I consent to the references to me in the Registration Statement (and any amendments thereto) or the prospectus constituting a part of the Registration Statement (and any amendments or supplements thereto). In so doing, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC promulgated thereunder.


                                                       Very truly yours,


                                                       /s/ Sally Samuel